EXHIBIT 10.5

Second Amendment to the Equity Office Properties Trust
1997 Non-Qualified Employee Share Purchase Plan
(As Amended and Restated Effective January 1, 1998)

     WHEREAS, Equity Office Properties Trust (the “Company”) has adopted the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended and restated effective January 1, 1998 (the “Plan”); and

     WHEREAS, on February 16, 1999,the Company amended section 2.16 of the Plan to change the Purchase Period; and

     WHEREAS, the Company desires to further amend the Plan to change the Purchase Period;

     NOW, THEREFORE, the Company hereby amends the Plan, effective May 20, 2003, in the following respects:

     Section 2.16 is amended to read as follows:

“2.16 The term “Purchase Period” shall mean a period set by the Committee. Unless changed by the Committee, commencing with the Purchase Period which begins December 1, 2003, each Purchase Period shall begin on the dates listed below and shall end on the business days coinciding with or immediately preceding the dates listed below:

March 1-May 31
June 1-August 31
September 1-November 30
December 1-February 28*

                              * In the case of a leap year the fourth quarter purchase period shall be

December 1-February 29”

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company, this 21st day of May 2003.

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ Stanley M. Stevens

Name: Title:	Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary